                                  EXHIBIT 10.1

Kevin J. Yourman, Esq.
Matthew J. Zevin, Esq.
WEISS & YOURMAN
10940 Wilshire Blvd., 24th Floor
Los Angeles, CA 90024
Telephone: (310) 285-2800
Facsimile: (310) 209-2348

Lead Counsel for Plaintiffs




                          UNITED STATES DISTRICT COURT

                         CENTRAL DISTRICT OF CALIFORNIA

AMR ELGINDY, JAMES DOLAN, DAN                ) CASE NO.  98-9236 WJR (ANx)
WILSON, EDWARD WARD, JULIE YAMIN             )
and DEBORAH WILLIAMSON, on Behalf of         ) CLASS ACTION
Themselves and All Others Similarly Situated,)
                                             )
                           Plaintiffs,       )
                                             )
         vs.                                 )
                                             )
AVTEL COMMUNICATIONS, INC.,                  )
ANTHONY E. PAPA, DAVID CLARK                 )
and TODD GREENE,                             )
                                             )
                           Defendants.       )
_____________________________________________)


                            STIPULATION OF SETTLEMENT

         This Stipulation of Settlement (the "Stipulation"), dated as of October 4, 2000, is made and entered into by and among the following Settling Parties (as defined further in Section V hereof) in the above-entitled action (the "Litigation"): (i) The Representative Plaintiffs (on behalf of themselves and each of the Settlement Class Members), by and through their counsel of record in the Litigation; and (ii) the Defendants, by and through their counsel of record in the Litigation. This Stipulation is intended by the Settling Parties to fully, finally and forever compromise, resolve, discharge and settle the Released Claims (as defined herein), subject to Court approval as described hereinafter and upon and subject to the terms and conditions of the Stipulation as follows.

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I.       THE LITIGATION

         Between November 17 and November 24, 1998, five class action complaints were filed in the United States District Court for the Central District of California (the "Court") on behalf of all persons who purchased or otherwise acquired the common stock of AvTel Communications, Inc. (hereinafter "AvTel" or the "Company") on November 12, 1998, against AvTel and two of its officers for violations of Sections 10(b) and 20(a) of the SecuritieS and Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. These complaints were captioned, respectively: AMR ELGINDY V. AVTEL COMMUNICATIONS, INC., ANTHONY E. PAPA AND JAMES P. PISANI, Case No. 98-9236 (filed November 17, 1998); BILL SCHELLONG V. AVTEL COMMUNICATIONS, INC., ANTHONY E. PAPA AND JAMES P. PISANI, Case No. 98-9275 (filed November 18,
1998); DEBORAH DAVIDSON V. AVTEL COMMUNICATIONS, INC. AND ANTHONY E. PAPA, Case No. 98-9315 (filed November 19, 1998); MORTON KAHN V. AVTEL COMMUNICATIONS, INC. AND ANTHONY E. PAPA, Case No. 98-9452 (filed November 24, 1998); and KATHLEEN NILAN V. AVTEL COMMUNICATIONS, INC., ANTHONY E. PAPA AND JAMES P. PISANI, Case No. 98-9463 (filed November 24, 1998) (collectively "Initial Complaints"). Since these complaints were filed, the Company changed its name from AvTel to "NetLojix Communications, Inc." (hereinafter "NetLojix").

         On February 16, 1999, the Court entered an order appointing Amr Elgindy, James Dolan, Dan Wilson, Edward Ward, Julie Yamin and Deborah Williamson as Lead Plaintiffs and Weiss & Yourman ("Weiss & Yourman") as Lead Counsel for plaintiffs.

         On March 15, 1999, pursuant to Court order, Lead Plaintiffs, on behalf of themselves and all individuals who purchased or otherwise acquired the common stock of AvTel on November 12, 1998, filed a Consolidated and Amended Complaint that consolidated and superceded the Initial Complaints and amended them by dropping James P. Pisani and adding David Clark and Todd Greene as defendants ("Consolidated Complaint").

///
///
///


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II.      PRETRIAL PROCEEDINGS AND DISCOVERY IN THE LITIGATION

         A. DISCOVERY, INVESTIGATION AND RESEARCH

         Lead Counsel and other Representative Plaintiffs' Counsel have conducted extensive formal and informal discovery and have investigated the plaintiffs' claims during the prosecution of the Litigation. This discovery and investigation has included, INTER ALIA, (i) review and analysis of press releases by AvTel and media reports of statements by AvTel and its representatives; (ii) participation in meeting of counsel and preparation of Joint Report pursuant to Local Rule 6.5; (iii) preparation and service of plaintiffs' First Request for Production of Documents to AvTel; (iv) preparation and service of plaintiffs' First Request for Interrogatories to Defendants; (v) preparation and service of plaintiffs' first Requests for Admissions to Defendants; (vi) review of documents produced by AvTel and the Defendants' responses to interrogatories and requests to admit; (vii) preparation of responses to Defendants' Requests For Production of Documents;
(viii) consultation with experts; (ix) review of AvTel's public filings and other documents compiled as part of Lead Plaintiffs' investigation; (x) research of the applicable law with respect to the claims asserted in the Initial and Consolidated Complaints and the potential defenses available; and
(xi) several mediations with the Honorable J. Lawrence Irving.

         B. PRETRIAL PROCEEDINGS On

         April 14, 1999, Defendants filed a motion to dismiss all of the claims alleged in the Consolidated Complaint under Federal Rules of Civil Procedure 12(b)(6), for failure to state a claim upon which relief can be granted and 9(b), for failure to plead with requisite particularity, and failure to comply with the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Lead Plaintiffs opposed Defendants' motion, and on July 12, 1999 the Court issued an order denying Defendants' Motion. Defendants sought reconsideration of this denial, and on August 30, 1999 the Court denied reconsideration.

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

         C. CLASS ACTION CERTIFICATION

         On October 7, 1999, Lead Plaintiffs filed their Motion for Class Certification. The Defendants did not oppose this Motion. On November 15, 1999 the Court entered an order tentatively certifying a class and appointing the Lead Plaintiffs as Representative Plaintiffs for the class.

III.     DEFENDANTS' STATEMENT AND DENIALS OF WRONGDOING AND LIABILITY

         The Defendants have denied and continue to deny each and all of the claims, causes of action, and contentions alleged by the Representative Plaintiffs (as well as by named plaintiffs in the Initial Complaints) on behalf of the Settlement Class in the Litigation. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. The Defendants also have denied and continue to deny, INTER ALIA, the allegations that the Representative Plaintiffs or the Settlement Class have suffered any damages, that the price of AvTel securities was artificially inflated by reasons of alleged misrepresentations, non-disclosures or otherwise, or that the Representative Plaintiffs or any Members of the Settlement Class were harmed by the conduct alleged in the Litigation.

         Nonetheless, the Defendants have concluded that the further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Released Claims be fully and finally compromised, settled and resolved in the manner and upon the terms and conditions set forth in this Stipulation in order to avoid further expense, inconvenience and distraction, to dispose of the Litigation, and to permit the operation of NetLojix's business without further litigation and the distraction and diversion of NetLojix's personnel with respect to matters at issue in the Litigation. The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Litigation. The Defendants have, therefore, determined that it is desirable and beneficial to them that the Released Claims be settled in the manner and upon the terms and conditions set forth in this Stipulation.

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

IV.      BENEFITS OF SETTLEMENT

         Counsel for the Representative Plaintiffs have asserted the claims in the Litigation in good faith and believe that the evidence developed to date in the Litigation supports such claims. However, Counsel for the Representative Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and through appeals. Counsel for the Representative Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this Litigation, as well as the difficulties and delays inherent in such litigation. Counsel for the Representative Plaintiffs also are mindful of the inherent problems of proof under and possible defenses to the federal securities law violations asserted and therefore believe that it is desirable that the Released Claims be fully and finally compromised, settled and resolved as set forth herein. Counsel for the Representative Plaintiffs believe that the settlement set forth in this Stipulation confers substantial benefits upon the Settlement Class. Based on their evaluation, Counsel for the Representative Plaintiffs have determined that the settlement set forth in this Stipulation is in the best interests of the Representative Plaintiffs and the Settlement Class.

V.       TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

         NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Representative Plaintiffs (for themselves and on behalf of the Settlement Class Members) and the Defendants by and through their respective attorneys of record, that, subject to the approval of the Court, the Released Claims shall be finally and fully compromised, settled, and resolved and the Litigation shall be dismissed with prejudice, as to all Released Claims, upon and subject to the terms and conditions of the Stipulation, as follows:

         1.0      DEFINITIONS

         As used in the Stipulation the following terms have the meanings specified below:

         1.1 "Authorized Claimant" means any Settlement Class Member whose claim for recovery has been allowed pursuant to the terms of this Stipulation.

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         1.2 "Claimant" means any Settlement Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

         1.3 "Claims Administrator" means David Berdon & Company LLP.

         1.4 "AvTel" means AvTel Communications, Inc. (or NetLojix) and its past or present, direct and indirect, subsidiaries or affiliates, including, without limitation, Silicon Beach Communications and WestNet Communications.

         1.5 "Defendants" mean AvTel (or NetLojix), Anthony E. Papa, David Clark, and Todd Greene.

         1.6 "Effective Date" means the first date by which all of the events and conditions specified in PARA 8.1 of the Stipulation have been met and have occurred.

         1.7 "Final" means that a judgment or dismissal has become final and is no longer subject to appeal or review (or further appeal or review), whether by exhaustion of any possible appeal, lapse of time, or otherwise. An appeal or petition for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

         1.8 "Individual Defendants" means, as the context requires, Anthony E. Papa, David Clark, Todd Greene and James P. Pisani.

         1.9 "Judgment" means the Final Judgment and Order of Dismissal to be rendered by the Court, substantially in the form attached hereto as Exhibit "B".

         1.10 "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, executors, administrators, successors, personal representatives, or assignees.

         1.11 "Plaintiffs' Settlement Counsel" and "Lead Counsel" means:
Weiss & Yourman, 10940 Wilshire Boulevard, 24th floor, Los Angeles, California 90024, Telephone: (310) 208-2800.

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         1.12 "Plan of Allocation" means a plan or formula of allocation of the Settlement Fund which shall be described in the Notice of Pendency and Proposed Settlement of Class Action and Settlement Hearing ("Notice") (Exhibit "A-1" hereto), to be sent to Settlement Class Members in connection with the Settlement whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the Settlement, any taxes, penalties or interest or tax preparation fees owed by the Settlement Fund, and such attorneys' fees, costs, expenses and interest as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation or the Settlement.

         1.13 "Related Parties" means each of a Person's past or present directors, officers, employees, partners, principals, agents (except securities brokers and dealers), insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants, auditors, parents, subsidiaries, divisions, joint ventures, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of the immediate families of Individual Defendants, or any trust for which any Defendant or Individual Defendant is the settlor, and any personal or legal representatives, predecessors, successors, assigns, spouses, heirs, executors or administrators of any of the foregoing persons or entities.

         1.14 "Released Claims" means and includes any and all claims, actions, allegations, causes of action, demands, debts, rights or liabilities, known or unknown, asserted or unasserted, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, of any nature whatsoever, under the laws of the United States, any state or any foreign jurisdiction, whether class, individual or derivative in nature (collectively, "Claims"), that the Representative Plaintiffs or any Settlement Class Member has asserted, could assert, or might hereafter be able to assert, against any Released Person in any court, tribunal or other forum of competent jurisdiction based upon, arising out of, or related to, in whole or in part, both the purchase or other acquisition of AvTel securities by any Settlement Class Member during the Settlement Class Period (as defined herein) and the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were or could have been alleged in the Litigation

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or any other forum, based upon, relating to or arising from the facts which were or could have been alleged.

         1.15 "Released Persons" means each and all of the Defendants, the Individual Defendants, and their respective Related Parties.

         1.16 "Representative Plaintiffs" means Amr Elgindy, James Dolan, Dan Wilson, Edward Ward, Julie Yamin and Deborah Williamson.

         1.17 "Representative Plaintiffs' Counsel" or "Counsel for the Representative Plaintiffs" means: Weiss & Yourman; Stull, Stull & Brody; Wolf, Haldenstein, Adler, Freeman & Herz; and Weschler, Harwood, Halebian and Feffer LLP.

         1.18 "Settlement" means the terms and conditions set forth in the "Stipulation".

         1.19 "Settlement Class" means all Persons (except Defendants, officers and directors of AvTel or NetLojix and/or any of its subsidiaries, members of their immediate families and their legal representatives, heirs, successors or assigns, and any entity in which Defendants have or had controlling interest) who purchased or otherwise acquired AvTel common stock during the Settlement Class Period.

         1.20 "Settlement Class Member" or "Member of the Settlement Class" means a Person who falls within the definition of the Settlement Class as set forth in PARA 1.19 of the Stipulation.

         1.21 "Settlement Class Period" means November 12, 1998.

         1.22 "Settlement Fund" means all stock and Warrants to be issued for the benefit of the Settlement Class pursuant to PARA 2.1 of the Stipulation, and any unused funds remaining in the Class Notice and Administration Fund, as described in PARA 2.2 of the Stipulation.

         1.23 "Settling Parties" means, collectively, each of the Defendants and the Representative Plaintiffs on behalf of themselves and the Members of the Settlement Class.

         1.24 "Unknown Claims" means any Released Claim which any Representative Plaintiff or Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to, or opt out of, this settlement. Solely with respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Representative Plaintiffs shall expressly and the Settlement Class Members shall be deemed to, and by operation of the Judgment shall, waive and relinquish, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by any federal, state or foreign law, rule, regulation or common law doctrine which is similar, comparable, equivalent or identical to Section 1542 of the California Civil Code, which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each of the Representative Plaintiffs and the Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but hereby stipulate and agree that each Representative Plaintiff does and each Settlement Class Member shall be deemed to, upon the Effective Date, fully, finally, and forever settle and release any and all Released Claims, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such different or additional facts. Releasers acknowledge that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.

         1.25 "Warrants" means warrants for the purchase of NetLojix common stock, as described in PARA 3.

         2. TRANSFERS AND PAYMENTS

         2.1 NetLojix shall, after occurrence of the Effective Date, and within ten (10) business days of receipt of instructions from Plaintiffs' Settlement Counsel, pursuant to instructions received from Settlement Counsel for the benefit of the Settlement Class, transfer Two Hundred and Thirty Two Thousand (232,000) shares of NetLojix common stock and Two Hundred Thousand (200,000) Warrants, which stock and Warrants (and the stock issued therefrom) shall be unrestricted and freely tradeable, in accordance with Section 3(a)(10) of the

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Securities Act of 1933 to the extent permitted by law. The number of shares of stock and Warrants, as described in PARA 2.1 shall be adjusted to reflect any stock splits, dividends of additional stock or reverse stock splits that occur prior to the issuance and distribution of the Settlement stock and Warrants.

         2.2 Within two (2) business days of the entry by the Court of an order preliminarily approving the settlement, as set forth in PARA 4.1 below, NetLojix shall pay to Plaintiffs' Settlement Counsel One Hundred and Fifty Thousand Dollars ($150,000) to establish a "Class Notice and Administration Fund". The Class Notice and Administration Fund may be used by Plaintiffs' Settlement Counsel to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Settlement Class, locating class members, soliciting class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to the Members of the Settlement Class, and processing Proof of Claim and Release forms. Any portion of the Class Notice and Administration Fund not used for these purposes shall be used to pay Representative Counsel's out-of-pocket litigation expenses as may be awarded by the Court. If any funds still remain in this Fund after such payments, those moneys shall be added to the Settlement Fund. The Class Notice and Administration Fund may also be invested in instruments backed by the full faith and credit of the United States Government and earn interest to be added to that Fund.

         2.3 Each Defendant warrants as to himself or itself, that, as to the transfers and payments made by or on his or its behalf, at the time of such transfer or payment that each Defendant made or caused to be made pursuant to PARAS 2.1 or 2.2 above, he or it was not insolvent nor did or will the transfer required to be made bY this Stipulation render such Defendant insolvent within the meaning of and/or for the purposes of United States Bankruptcy Code Section 101 and/or Section 547. This warranty is made by each Defendant and not by such Defendant's counsel.

         2.4 If a case is commenced in respect to any Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining

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that transfers made pursuant to PARAS 2.1 And 2.2, or any portion thereof, constitute, as to any Defendant, a preference, voidable transfer, fraudulent conveyance or similar transaction, then the releases given and Judgment entered in favor of such Defendant pursuant to this Stipulation shall be null and void.

         2.5 The Settlement Fund shall not be distributed except as provided in this Stipulation or, following court approval, with the written agreement of counsel for Defendants and Plaintiffs' Settlement Counsel.

         2.6 Subject to further order and direction as may be made by the Court, Settlement Counsel is authorized to execute such transactions on behalf of Settlement Class Members as are consistent with the terms of the Stipulation.

         2.7 All funds held by Plaintiffs' Settlement Counsel shall be deemed and considered to be in CUSTODIA LEGIS of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to this Stipulation and/or further order(s) of the Court.

         2.8 (a) The Settling Parties agree to treat the Class Notice and Administration Fund and Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. Section 1.468B-1. In addition, the Plaintiffs' Settlement Counsel and, as required, the Defendants shall jointly and timely make the "relation-back election" (as defined in Treas. Reg. Section 1.468B-1) back to the earliest permitted date. Such election shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Claims Administrator to timely and properly prepare, and deliver the necessary documentation for signature by all necessary parties, and to cause the appropriate filing to occur.

             (b) For the purposes of Treas. Reg. Section 1.468B-2, the "Claims Administrator" shall be David Berdon & Co. LLP. The Claims Administrator shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. Section

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1.468B-2(1)). Such returns (as well as the election described in PARA 2.8(a))
shall be consistent with this PARA 2.8 and in all events shall reflect that all taxes (including any estimated taxes, interest or penalties) on the income earned by the Class Notice and Administration Fund shall be paid out of that Fund as provided in PARA 2.8(c) hereof.

             (c) All (i) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Class Notice and Administration Fund ("Taxes"), and (ii) expenses and costs incurred in connection with the operation and implementation of this PARA 2.8 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this PARA 2.8) ("Tax Expenses"), shall be paid out of the Class Notice and Administration Fund. The Plaintiffs' Settlement Counsel shall indemnify and hold Defendants harmless for Taxes and Tax Expenses. Further, Taxes and the Tax Expenses shall be treated as, and considered to be, a cost of administration of the settlement and shall be timely paid by the Claims Administrator out of the Class Notice and Administration Fund without prior order from the Court.

         2.9 In the event that the Stipulation is not approved, or is terminated, canceled, or fails to become effective for any reason, neither the Representative Plaintiffs nor the Settlement Class Members shall be entitled to any of the Settlement Fund and the Settlement Fund and the funds in the Class Notice and Administration Fund (including accrued interest), less all reasonable expenses actually incurred or due and owing in connection with the settlement provided for herein, shall be refunded by the Plaintiffs' Settlement Counsel pursuant to written instructions from counsel for Defendants as described in PARA 8.5 below.

         2.10 The Settling Parties agree to the certification of the Settlement Class pursuant to the Federal Rules of Civil Procedure solely for purposes of effectuating the settlement herein. It is expressly understood and agreed that Defendants do not waive any of their rights to contest class certification in the event the settlement is not consummated, all of such rights being expressly reserved.

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         3. WARRANTS

         3.1 The Warrants to be issued by NetLojix as part of this Settlement shall be warrants for the purchase of the common stock of NetLojix.

         3.2 The Warrants shall be exercisable at Eight Dollars ($8) per share of common stock, payable to NetLojix.

         3.3 The Warrants shall be exercisable for a period of two years following the date that the SEC declares effective the registration statement registering the shares of stock supporting the Warrants.

         3.4 After the occurrence of the Effective Date, the Warrants will be issued pursuant to and within ten (10) business days of notice (via overnight delivery) of instructions by plaintiffs' Settlement Counsel upon defendants' counsel, which shall occur, upon completion of the claims processed by the Claims Administrator. The Warrants will be issued and delivered at NetLojix's expense.

         3.5 As soon as practicable after the Effective Date, but in no event greater than 60 days after issuance of the Warrants, NetLojix will file with the SEC a registration statement registering the shares of common stock supporting the Warrants. NetLojix will promptly notify the Warrant holders of record when the registration statement becomes effective.

         4. NOTICE ORDER AND SETTLEMENT HEARING

         4.1 Promptly after execution of the Stipulation, Plaintiffs' Settlement Counsel shall submit the Stipulation together with its Exhibits to the Court and shall jointly apply for entry of an order (the "Notice Order"), substantially in the form of Exhibit "A" hereto. The Notice Order shall specifically include provisions that, among other things, will:

             (a) Preliminarily approve this Stipulation and the settlement set forth herein as being fair, just, reasonable and adequate to all Settling Parties and the contributions by the Defendants to the Settlement Fund as being fair and equitable, reflecting a fair allocation among the Defendants;

             (b) Approve the form of Notice of Pendency and Settlement of Class Action

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(the "Notice") (substantially in the form of Exhibit A-1 hereto) for mailing to Members of the Settlement Class;

             (c) Approve the form of Proof of Claim and Release ("Proof of Claim and Release") (substantially in the form of Exhibit A-2 hereto) for mailing to Members of the Settlement Class;

             (d) Approve a summary notice of the proposed settlement for publication (the "Summary Notice") (substantially in the form of Exhibit A-3 hereto);

             (e) Direct Lead Counsel to mail or cause to be mailed by first class mail the Notice and Proof of Claim and Release to those Persons in the Settlement Class who can be identified through reasonable effort, on or before the date specified in the Notice Order;

             (f) Direct that nominees who purchased or otherwise acquired AvTel securities on November 12, 1998 send the Notice and Proof of Claim and Release form to all beneficial owners of such AvTel securities within ten
(10) days after receipt of the Notice or send a list of the names and addresses of such beneficial owners to Lead Counsel within ten (10) days of receipt of the Notice;

             (g) Direct Lead Counsel to cause the Summary Notice to be published once in the national edition of INVESTORS BUSINESS DAILY on or before the date specified in the Notice Order;

             (h) Provide that Settlement Class Members who wish to participate in the settlement provided for in this Stipulation shall complete and file Proof of Claim and Release forms pursuant to the instructions contained therein;

             (i) Find that the notice given pursuant to subparagraphs (b)-(g) above, constitutes the best notice practicable under the circumstances, including individual notice to all Persons in the Settlement Class who can be identified upon reasonable effort, and constitutes valid, due and sufficient notice to all Persons in the Settlement Class, complying fully with the requirements of Rule 23 of the Federal Rules of Civil Procedure, the Constitution of the United States, and any other applicable law;

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

             (j) Schedule a hearing (the "Settlement Hearing") to be held by the Court to consider and determine whether the settlement proposed by this Stipulation should be approved as fair, reasonable and adequate and whether the Judgment approving the settlement should be entered;

             (k) Provide that any Settlement Class Member who so desires may exercise the right to exclude themselves from the Settlement Class but only if they comply with the requirements for so doing as set forth in the Notice;

             (l) Provide that at or after the Settlement Hearing, the Court shall determine whether the proposed Plan of Allocation should be approved;

             (m) Provide that at or after the Settlement Hearing, the Court shall determine and enter an order regarding whether and in what amount attorneys' fees and reimbursement of expenses should be awarded to Lead Counsel;

             (n) Provide that pending final determination of whether the settlement contained in this Stipulation should be approved, neither the Representative Plaintiffs, nor any Settlement Class Member, either directly, representatively, or in any other capacity shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims against the Released Persons;

             (o) Provide that any objections to: (i) the settlement proposed by this Stipulation; (ii) entry of the Judgment approving the settlement;
(iii) the proposed Plan of Allocation; or (iv) Lead Counsel's fee and expense application(s), and any papers submitted in support of said objections shall be considered by the Court at the Settlement Hearing only if, on or before the date specified in the Notice Order, Persons making objections shall file and serve written objections (which shall set forth each objection and the basis therefor) and copies of any papers in support of their position as set forth in the Notice Order;

             (p) Provide that the Settlement Hearing may, from time to time and without further notice to the Settlement Class, be continued or adjourned by Order of the Court; and

             (q) Provide that, whether or not the Effective Date occurs, any Settlement

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Class Member who does not properly and timely request exclusion from the
Settlement Class shall be bound by any and all judgments or settlements entered or approved by the Court, whether favorable or unfavorable to the Settlement Class.

         5. RELEASES

         5.1 Upon the Effective Date, as defined in PARA 1.6, the Representative Plaintiffs and each of the Settlement Class Members (except Members of the Settlement Class who validly and timely request exclusion from the Settlement Class) shall hereby be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims (including "Unknown Claims") against the Released Persons, whether or not such Settlement Class Member executes and delivers the Proof of Claim and Release. Provided, however, that nothing herein shall bar any claims to construe or enforce the terms of this Stipulation or, if entered, the Judgment.

         5.2 Upon the Effective Date, as defined in PARA 1.6, each of the Defendants shall hereby be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Representative Plaintiffs, the Settlement Class (except Members of the Settlement Class who validly and timely request exclusion from the Settlement Class) and Counsel to the Representative Plaintiffs from all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation. Provided, however, that nothing herein shall bar any claims to construe or enforce the terms of this Stipulation or, if entered, the Judgment.

         6. ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS AND SUPERVISION AND DISTRIBUTION OF SETTLEMENT FUND

         6.1 Plaintiffs' Settlement Counsel, or their authorized agents, acting on behalf of the Settlement Class, and subject to the supervision, direction and approval of the Court, shall administer and calculate the claims submitted by Settlement Class Members and shall oversee distribution of that portion of the Settlement Fund that is finally awarded by the Court to the Settlement Class Members.

         6.2 The Settlement Fund shall be applied as follows:

             (a) To pay Taxes or Tax Expenses, if any;

             (b) To pay the Representative Plaintiffs Counsel's attorneys' fees, expenses and costs (the "Fee and Expense Award"), if and to the extent allowed by the Court; and

             (c) To distribute the balance of the Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by this Stipulation, the Plan of Allocation or the Court.

         6.3 Upon the Effective Date and thereafter, and in accordance with the terms of this Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants who submit valid Proofs of Claim and Release forms, subject to and in accordance with the following:

             (a) Within ninety (90) days after the mailing of the Notice of Pendency and Proposed Settlement of Class Action and Settlement Hearing (the "Notice") substantially in the form of Exhibit "A-1" hereto, or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a separate completed Proof of Claim and Release substantially in the form of Exhibit "A-2" hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

             (b) Except as otherwise ordered by the Court, all Settlement Class Members who fail to timely submit a Proof of Claim and Release within such period, or such other period as may be ordered by the Court, shall be forever barred from receiving any payments pursuant to this Stipulation and the settlement set forth herein, but will in all other respects be subject to and bound by the provisions of this Stipulation, the settlement and releases contained herein, and the Judgment.

             (c) The Settlement Fund shall be distributed to Authorized Claimants in accordance with and subject to the Plan of Allocation to be described in the Notice mailed to class members or as otherwise ordered by the Court.

         6.4 The Defendants and their counsel shall have no responsibility for, interest in, or liability whatsoever with respect to (i) the management, investment or distribution of the Settlement Fund, (ii) the determination, administration, calculation or payment of claims, or (iii) the Plan of Allocation, other than for NetLojix to issue the common stock and Warrants in the Settlement Fund pursuant to PARA 2.1 above.

         6.5 No Person shall have any claim against Representative Plaintiffs' Counsel or any claims administrator, or other agent designated by Plaintiffs' Settlement Counsel, based on the distributions made substantially in accordance with the Stipulation and the Settlement contained herein, the Plan of Allocation or further orders of the Court. 6.6 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund is not a part of this Stipulation and any order or proceedings relating to the Plan of Allocation shall not operate to terminate or cancel this Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the Settlement set forth herein, or any other orders entered pursuant to this Stipulation.

         7. REPRESENTATIVE PLAINTIFFS' COUNSEL'S ATTORNEY'S FEES AND REIMBURSEMENT OF EXPENSES FROM THE SETTLEMENT

         7.1 The Representative Plaintiffs or Lead Counsel may submit an application or applications (the "Fee and Expense Application") for distributions to them from the Settlement Fund for: (i) an award of attorneys' fees of up to 33 1/3 % of the Settlement Fund; and (ii) reimbursement of out-of-pocket litigation expenses and costs, including the fees of any experts or consultants incurred in connection with prosecuting the Litigation, plus interest on such attorneys' fees, costs and expenses at the same rate and for the same periods as earned by the Class Notice and Administration Fund, as may be awarded by the Court. Representative Plaintiffs' Counsel reserve the right to make additional applications for fees and expenses incurred. Denial by the Court, in whole or in part, of any such application, or reversal or modification of any award of fees and expenses (on appeal or otherwise) shall not be grounds to set aside or terminate this Stipulation.

         7.2 The attorneys' fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court (the "Fee and Expense Award"), shall be paid to Lead Counsel from among those NetLojix shares and Warrants that constitute the Settlement Fund as well as remaining funds available in the Class Notice & Administration Fund. Lead Counsel shall thereafter allocate the Fee and Expense Award amongst Representative Plaintiffs' Counsel in a manner in which they in good faith believe reflects the contributions of such counsel to the prosecution and settlement of the Litigation. In the event that this Stipulation and the Settlement set forth herein does not become effective for any reason, or the Judgment or the Order making the Fee and Expense Award is reversed or modified on appeal or otherwise, and in the event that the Fee and Expense Award has been paid to any extent, then Representative Plaintiffs' Counsel shall within five (5) business days from receiving notice from Defendants' counsel, or from a court of appropriate jurisdiction, refund to NetLojix the stock and Warrants or other funds (if any of the stock or Warrants are sold, Representative Plaintiffs' Counsel shall return the proceeds of such sale(s)) previously paid to them from the Settlement Fund in connection with the Fee and Expense Award, plus interest thereon at the same rate as earned on the Class Notice and Administration Fund, in an amount consistent with such reversal or modification. Each such Representative Plaintiffs' Counsel's law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.

         7.3 The procedure for and the allowance or disallowance by the Court of any applications by the Representative Plaintiffs or their counsel for attorneys' fees, costs and expenses, including the fees of experts and consultants, to be paid out of this Settlement Fund, are not part of the Settlement set forth in this Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Stipulation, and any order or proceedings relating to the Fee and Expense Application, or any appeal from any order relating thereto, shall not operate to terminate or cancel this Stipulation, or affect or delay the finality of the Judgment approving this Stipulation and the settlement of the Litigation set forth herein.

         8. CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

         8.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

             (a) The Defendants shall have caused to be paid to the Plaintiffs' Settlement Counsel, on or before the due date, all amounts due under PARA 2.2 above;

             (b) The Settlement shall have been approved by the Board of Directors of NetLojix and by the Defendants;

             (c) The Court shall have entered the Notice Order, as required by Section 4, above;

             (d) The Court shall have entered the Judgment, or a judgment substantially in the form of Exhibit B, which shall include a provision for dismissal of Defendants with prejudice from the Litigation;

             (e) The Judgment shall have become Final, as defined in PARA 1.7 above; and

             (f) The number of securities purchased or otherwise acquired during the Settlement Class Period by Members of the Settlement Class who submit valid and timely Requests for Exclusion from the Settlement Class shall be less than the number set forth in the Supplemental Agreement described in PARA 8.3, or in the alternative, Defendants shall elect not to exercise their option to terminate the Settlement in accordance with the terms of the Supplemental Agreement described in PARA 8.3 and instead shall elect to proceed with the Settlement, notwithstanding the number of securities purchased or otherwise acquired by Members of the Settlement Class who submit valid and timely Requests for Exclusion from the Settlement Class.

         8.2 Upon the occurrence of all of the events referenced in PARA 8.1 above, any and all interest or right of the Defendants to the Settlement Fund shall be absolutely and forever extinguished.

         8.3 If prior to the Settlement Hearing, Members of the Settlement Class submit timely requests for exclusion ("Requests for Exclusion") from the Settlement Class in accordance with the provisions of the Notice Order and the Notice given pursuant thereto, and such members in the aggregate purchased or otherwise acquired securities during the Settlement Class Period in an amount equal to or greater than the sum specified in a separate Supplemental Agreement between the Settling Parties, Defendants shall have, in their sole and absolute discretion, the option to terminate this Stipulation in accordance with the procedures set forth in the Supplemental Agreement. The Supplemental Agreement will not be filed with the Court unless a dispute among the parties concerning its interpretation or application arises and in that event it shall be filed and maintained with the Court under seal. Copies of all Requests for Exclusion received, together with copies of all written revocations of Requests for Exclusion, shall be delivered to counsel for Defendants no later than five (5) court days before the Settlement Hearing.

         8.4 If all of the conditions specified in PARA 8.1 are not met, then the Stipulation shall be canceled and terminated unless Plaintiffs' Settlement Counsel and counsel for Defendants mutually agree in writing to proceed with the Stipulation.

         8.5 Unless otherwise ordered by the court, in the event this Stipulation shall terminate, or be canceled, or shall not become effective for any reason, within five (5) business days after written notification of such event is sent by counsel for Defendants to Plaintiffs' Settlement Counsel, the Settlement Fund (including accrued interest), plus any amount then remaining in the Class Notice and Administration Fund (including accrued interest), less any expenses and costs which have either been disbursed pursuant to PARA 2.2 hereto, or are determined to be chargeable to the Class Notice and Administration Fund, shall be refunded by Plaintiffs' Settlement Counsel pursuant to written instructions from counsel for Defendants.

         8.6 In the event that this Stipulation is not approved by the Court or the Settlement set forth in this Stipulation is terminated, canceled or fails to become effective in accordance with its terms, within five (5) business days after written notification of such event is sent by counsel for Defendants or Plaintiffs' Settlement Counsel to the other, the Settling parties shall be restored to their respective positions in the Litigation as of April 19, 2000. In such event, (a) this Stipulation shall be null and void and without further force or effect (except as specified below), (b) neither the existence of this Stipulation nor its terms nor the negotiations preceding this Stipulation nor any acts performed (or documents executed) pursuant to, or in furtherance of, this Stipulation shall be admissible for any purpose in the Litigation or any other action or proceeding (except to enforce the provisions specified below), and (c) any judgment or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, NUNC PRO TUNC. The following provisions shall survive termination or cancellation of this Stipulation: PARAS 2.5-2.10, 7.2, 8.3-8.7, 9.3, 9.8-9.12.

         8.7 If the Effective Date does not occur, or if this Stipulation is terminated pursuant to its terms, neither the Representative Plaintiffs nor any of their counsel shall have any obligation to repay any amounts properly disbursed from the Class Notice and Administration Fund. In addition, any reasonable expenses already incurred and properly chargeable to the Class Notice and Administration Fund pursuant to PARA 2.2 at the time of such termination or cancellation but which have not been paid, shall be paid by Plaintiffs' Settlement Counsel in accordance with the terms of this Stipulation prior to the balance being refunded in accordance with PARA 8.5 above.

         9. MISCELLANEOUS PROVISIONS

         9.1 The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation.

         9.2 The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Litigation. Defendants agree that the amounts paid to the Settlement Fund and the other terms of the settlement reflect a good faith settlement of the claims asserted by the Representative Plaintiffs, reached voluntarily after consultation with experienced legal counsel.

         9.3 Neither this Stipulation nor the Settlement, nor any negotiations preceding this Stipulation or Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement:
(i) is or may be deemed to be or may be used as an admission of, or evidence of, any wrongdoing or liability of the Defendants or Representative Plaintiffs; or
(ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants or Representative Plaintiffs in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. However, this Stipulation and Settlement may be used in such proceedings as may be necessary to consummate or enforce this Stipulation, the Settlement or the Judgment, and the parties (and all other Released Persons) may file this Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of RES JUDICATA, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

         9.4 All of the Exhibits to this Stipulation and the Supplemental Agreement are material and integral parts hereof and are fully incorporated herein by this reference.

         9.5 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all parties or their successors-in-interest.

         9.6 This Stipulation and the Exhibits attached hereto and the Supplemental Agreement regarding Requests For Exclusion constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning this Stipulation, its Exhibits or the Supplemental Agreement other than the representations, warranties and covenants contained and memorialized in such documents.

         9.7 Plaintiffs' Settlement Counsel, on behalf of the Settlement Class, are expressly authorized by the Representative Plaintiffs to take all appropriate action required or permitted to be taken by the Settlement Class pursuant to this Stipulation, to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to this Stipulation on behalf of the Settlement Class which they deem appropriate.

         9.8 Each Counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

         9.9 This Stipulation may be executed in one or more counterparts, including by facsimile. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

         9.10 This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

         9.11 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in this Stipulation.

         9.12 The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and allegations of the Settling Parties shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California, without giving effect to that State's choice of law principles.

         IN WITNESS WHEREOF, the parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, effective as of October 4, 2000.

                                      WEISS & YOURMAN
                                      Kevin J. Yourman, Esq.
                                      Matthew J. Zevin, Esq.


                             By:      /s/ KEVIN J. YOURMAN
                                      -----------------------------------------
                                      Kevin J. Yourman
                                      10940 Wilshire Blvd., 24th Floor
                                      Los Angeles, CA 90024
                                      Telephone: (310) 285-2800
                                      Facsimile: (310) 209-2348

                                      Lead Counsel for Plaintiffs

                                      STULL, STULL & BRODY
                                      Michael D. Braun, Esq.
                                      Timothy Burke, Esq.
                                      10940 Wilshire Blvd., Suite 2300
                                      Los Angeles, CA 90024
                                      Telephone: (310) 209-2468
                                      Facsimile: (310) 209-2087

                                      WOLF, HALDENSTEIN, ADLER,
                                         FREEMAN & HERZ
                                      Francis M. Gregorek, Esq.
                                      Betsy C. Manifold, Esq.
                                      Francis Bottini, Jr., Esq.
                                      600 West Broadway, Suite 1800
                                      San Diego, CA 92101
                                      Telephone: (619) 338-4599
                                      Facsimile: (619) 231-7423

                                      WESCHLER, HARWOOD, HALEBIAN
                                         & FEFFER LLP
                                      Scott A. Kamber, Esq.
                                      488 Madison Avenue

                                      New York, NY 10022
                                      Telephone: (212) 935-7400
                                      Facsimile: (212) 753-3630

                                      Attorneys for Representative Plaintiffs

                                      MAYER, BROWN & PLATT
                                      Alan N. Salpeter, Esq.
                                      Harley Hutchins, Esq.


                             By:      /s/ HARLEY HUTCHINS
                                      -----------------------------------------
                                      Harley Hutchins
                                      190 South LaSalle Street
                                      Chicago, IL 60603
                                      Telephone: (312) 782-0600
                                      Facsimile: (312) 701-7711

                                      SEED, MACKALL & COLE LLP
                                      K. Andrew Kent, Esq.
                                      1332 Anacapa Street, Suite 200
                                      Santa Barbara, CA 93101
                                      Telephone: (805) 963-0669
                                      Facsimile: (805) 962-1404

                                      Attorneys for Defendants